Exhibit 10.2

AMENDMENT NO. 2 –
LICENSE AGREEMENT

(Spirits)

Amendment No. 2, dated as of August 30, 2012 (“Amendment”), to the License Agreement by and among Worldwide Beverage Imports, LLC (“WBI”) and Drinks Americas Holdings, LTD. (“Drinks”) dated June 27, 2011 (the “Original License Agreement”) and, as amended hereby, the “Agreement”).  Capitalized terms used but not defined herein have the meanings given to them in the Original License Agreement.

R E C I T A L S:

WHEREAS, in order to induce WBI to enter into this Amendment, Drinks agreed to issue WBI, or its designees, 2,750,000 shares of Drinks’ common stock and 250,000 shares of Drinks’ newly designated Series D Preferred Stock; and

WHEREAS, WBI and Drinks wish to amend the Original License Agreement on the terms set forth herein.

NOW THEREFORE, the parties agree as follows:

Amendment No. 1:  Amendment to Section 4, Use of Trademarks. Section 4, of the Original License Agreement is hereby amended and restated as follows:

“4. USE OF TRADEMARK
WBI hereby grants Drinks the non-exclusive right to use and display WBIs trademarks, service marks, and trade names that are applicable to WBI Products. Drinks will not alter, remove, or modify any of WBI's Names or Marks as they appear on WBI Products or use same in any manner other than in accordance with WBI instructions. Drinks will not use any of WBIs Marks as part of its corporate, trade or other business name.  Drinks will not register any trademark applicable to WBI Products.  The non-exclusive right granted in this Section 4 shall only apply to trademarks, service marks and trade names and not to rights granted elsewhere in this Agreement.”

Amendment No. 2:  Amendment to Section 5, Prices. Section 5, Prices, of the Original License Agreement s hereby amended and restated as follows:

“5. PRICES
Purchase prices for WBI Products shall be as mutually agreed upon in advance, in writing.  Change in pricing will be subject to a 30 day written notification”

Amendment No. 3:  Amendment to Section 15, Termination of this Agreement. Section 15, Termination of this Agreement, Section A, of the Original License Agreement is hereby amended and restated as follows:

“A.          Obligations on Termination.

Upon termination of this Agreement for any reason whatsoever, Drinks and WBI shall perform each and all of the following obligations, all of which shall survive such termination:

(i)	Drinks shall immediately pay to WBI all sums owed by Drinks to WBI;

(ii)	Drinks shall discontinue the use of any WBI Trade or Service Marks;

(iii)
Drinks will promptly refer to WBI the details of any verbal or written inquiries Drinks may receive regarding any of WBIs Products, and, in the case of written inquiries, will provide copies thereof to WBI;

(iv)
Drinks shall do all other things as WBI may reasonably request for the purpose of terminating Drinks' business and contractual arrangements with WBI and effecting an orderly transition of sales and/or service from Drinks to WBI; and

(v)
Upon demand by WBI, Drinks will irrevocably assign to WBI its right to receive any and all payments from any vendor of distributor of Drinks from the sale of WBI products.  This assignment includes WBI’s right to compel Drinks to revise and/or transfer any outstanding invoices from Drinks to WBI and allow WBI to demand payment directly from Drinks distributors and vendors.  Upon such demand and thereafter as required, Drinks will, without limitation, undertake all necessary steps to execute, acknowledge, and deliver any requested documents of assignment and/or conveyance; obtain and aid in the enforcement of WBI’s rights hereunder and, if applicable, provide information to the vendor or distributor ordering a change to the payee information on an invoice from Drinks to WBI; and perform any other acts deemed necessary or desirable to carry out the purposes of this section.”

Amendment No. 4:  Amendment to Section 20, Choice of Law. Section 20, Choice of Law, of the Original License Agreement is hereby amended and restated as follows:

20.           CHOICE OF LAW; VENUE
The validity, construction and performance of the Agreement shall be interpreted, construed and enforces according to the laws of the State of California. ny litigation regarding the interpretation, breach or enforcement of this Agreement will be filed in and heard by the state or federal courts with jurisdiction to hear such disputes in Orange County, California, and the parties hereby expressly submit to the jurisdiction of such courts.

Amendment No. 5:  Amendment to Section 21, Arbitration. Section 21, Arbitration is removed in its entirety.

Amendment No. 6:  Headers for Sections 22 to 28. Each of these headers will be reduced by one so that Section 22 is now Section 21, and so on and so forth, until the last Section 28 will be revised to be Section 27.

Amendment No. 7:  Amendment to Schedule A.  Schedule A as currently exists in the Original License Agreement, as amended by that certain Amendment No. 1 dated October 28, 2011, is hereby deleted in its entirety and replaced with Schedule A, as set forth in this Amendment.

[SIGNATURE  PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the day and year first above written.

                     DRINKS AMERICAS HOLDINGS, LTD.

By:   /s/ J. Patrick Kenny
J. Patrick Kenny
President and CEO

WORLDWIDE BEVERAGE IMPORTS, LLC.

By:   /s/ Richard Cabo
          Richard F. Cabo
          Managing Member

Schedule A to License Agreement
(Spirits)

PRODUCTS
KAH TEQUILA

A.	Kah Blanco – 750 ml

B.	Kah Blanco – 50ml

C.	Kah Reposado – 750ml

D.	Kah Reposado – 50ml

E.	Kah Anejo -750ml

F.	Kah Anejo -50ml

G.	Kah Extra Anejo -750ml

H.	Kah Extra Anejo – 50ml

GEOGRAPHIC AREA

A.	All states in the United States.

B.	The products set forth above may also be sold internationally as the parties may determine by written agreement, on a case by case basis.

Schedule A

PRODUCTS
AGAVE 99TEQUILA

A.	Agave 99 Silver – 750ml

Agave 99 Silver – 50ml

Agave 99 Reposado – 750ml

Agave 99 Reposado – 50ml

Agave 99 Anejo – 750ml

Agave 99 Anejo - 50ml

GEOGRAPHIC AREA

B.	All states in the United States.

C.	The products set forth above may also be sold internationally as the parties may determine by written agreement, on a case by case basis.

Schedule A

PRODUCTS
ED HARDY TEQUILA

A.	Ed Hardy Silver – 750ml

Or Suitable Private Label.

GEOGRAPHIC AREA

B.	All states in the United States.

C.	The products set forth above may also be sold internationally as the parties may determine by written agreement, on a case by case basis.